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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the inclusion in this Form 10-K of Telephone and Data Systems, Inc., of our report, which includes explanatory paragraphs relating to contingencies, dated February 4, 1994, on our audits of the financial statements of the Los Angeles SMSA Limited Partnership as of December 31, 1993 and 1992, and for each of the three years in the period ended December 31, 1993; such financial statements are not included separately in this Form 10-K.

                                          COOPERS & LYBRAND

Newport Beach, California
March 24, 1994

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the inclusion in this Form 10-K of Telephone and Data Systems, Inc., of our reports dated February 11, 1994, February 11, 1993 and February 10, 1992, on our audits of the financial statements of the Nashville/Clarksville MSA Limited Partnership as of December 31, 1993, 1992 and 1991, and for the years ended December 31, 1993, 1992 and 1991; such financial statements are not included separately in this Form 10-K.

                                          COOPERS & LYBRAND

Atlanta, Georgia
March 22, 1994

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the inclusion in this Form 10-K of Telephone and Data Systems, Inc., of our reports dated February 11, 1994, February 11, 1993 and February 10, 1992, on our audits of the financial statements of the Baton Rouge MSA Limited Partnership as of December 31, 1993, 1992 and 1991, and for the years ended December 31, 1993, 1992 and 1991; such financial statements are not included separately in this Form 10-K.

                                          COOPERS & LYBRAND

Atlanta, Georgia
March 22, 1994